                                  SCHEDULE I

                          TO ADMINISTRATION AGREEMENT
              DATED FEBRUARY 22, 1995 (AS REVISED APRIL 11, 1995)
                                    BETWEEN
         THE BEAR STEARNS FUNDS AND BEAR STEARNS FUNDS MANAGEMENT INC.

                                     Annual Fees as
                                    a Percentage of
                                     Average Daily                            Must be
        Name of Series                Net Assets       Last Approved        Approved By
        --------------                ----------       -------------        -----------
S&P STARS Portfolio                   .15 of 1%*      February 5, 2001     March 31, 2002

Large Cap Value Portfolio             .15 of 1%       February 5, 2001     March 31, 2002

Small Cap Value Portfolio             .15 of 1%       February 5, 2001     March 31, 2002

Income Portfolio                      .15 of 1%       February 5, 2001     March 31, 2002

The Insiders Select Portfolio         .15 of 1%       February 5, 2001     March 31, 2002

Prime Money Market Portfolio          .15 of 1%       February 5, 2001     March 31, 2002

Focus List Portfolio                  .15 of 1%       February 5, 2001     March 31, 2002

High Yield Total Return Portfolio     .15 of 1%       February 5, 2001     March 31, 2002

International Equity Portfolio        .15 of 1%       February 5, 2001     March 31, 2002

Balanced Portfolio                    .15 of 1%       February 5, 2001     March 31, 2002

Emerging Markets Debt Portfolio       .15 of 1%       February 5, 2001     March 31, 2002

S&P STARS Opportunities
Portfolio                             .15 of 1%         May 21, 2001       March 31, 2002

                                                    THE BEAR STEARNS FUNDS



                                                    By: /s/ Frank Maresca
                                                       -------------------------
Accepted:

BEAR STEARNS FUNDS MANAGEMENT INC.


By:  /s/ Frank Maresca
   ------------------------

* Bear Stearns Funds Management Inc. will be paid an annual fee equal to an annual rate of 0.15% of the Portfolio's average daily net assets up to $1 billion, 0.12% of the next $1 billion, 0.10% of the next $3 billion and 0.08% of net assets above $5 billion. The Bear Stearns Funds has agreed to pay Bear Stearns Management Inc. a monthly fee at the annual rate of 0.05% of the average daily net assets of the Money Market Portfolio.